Exhibit 10.6

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (“Agreement”) dated as of November     , 2004, is entered into by and between IOWA TELECOMMUNICATIONS SERVICES, INC., an Iowa corporation (“Pledgor”), and RURAL TELEPHONE FINANCE COOPERATIVE, a South Dakota cooperative association, as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Collateral Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

WHEREAS, Pledgor, the Collateral Agent and the lenders referred to therein, are parties to the Credit Agreement dated as of June 30, 2000 (as heretofore modified and supplemented and in effect on the date hereof, the “Existing Credit Agreement”) pursuant to which such lenders have made loans and extended other credit to Pledgor that remain outstanding on the date hereof. In connection with a proposed recapitalization of Pledgor, Pledgor, said lenders and certain other banks and financial institutions party thereto, and Rural Telephone Finance Cooperative, as Administrative Agent, are amending and restating in its entirety the Existing Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of the date hereof (as increased, modified and supplemented and in effect from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders (as defined in the Credit Agreement) to Pledgor in an original principal amount of up to $577,777,777, subject to increase as provided therein to $702,777,777. Pursuant to the Existing Credit Agreement, Pledgor and the Collateral Agent executed and delivered a Pledge and Security Agreement dated as of October 28, 2004 (as heretofore modified and supplemented and in effect on the date hereof, the “Existing Pledge Agreement”). In connection with the execution and delivery of the Credit Agreement, the parties hereto have agreed to modify the Existing Pledge Agreement in certain respects and, as so modified, to amend and restate the Existing Pledge Agreement in its entirety as provided herein; and

WHEREAS, the obligations of the Lenders (as defined therein) under the Credit Agreement to make Loans (as defined therein) and to issue Letters of Credit (as defined therein) are conditioned upon, among other things, the execution and delivery by Pledgor of this Agreement, amending and restating the Existing Pledge Agreement to pledge and grant to the Collateral Agent, for the ratable benefit of the Secured Parties (used herein as defined in the Security Agreement), a security interest in the Collateral (as hereinafter defined).

Pledge Agreement

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. Definitions. To the extent not inconsistent herewith, capitalized terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

“Collateral” shall have the meaning ascribed thereto in Article 2 and Schedule A hereof.

“Secured Obligations” shall mean the Obligations (as defined in the Security Agreement).

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

ARTICLE 2. The Pledge and Security Interest. As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby pledges, grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of Pledgor’s right, title and interest in the property described in Schedule A attached hereto and made a part hereof, wherever located, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and all proceeds thereof (such property being collectively referred to herein as “Collateral”).

ARTICLE 3. Perfection and Further Assurances. Further to insure the attachment, perfection and first priority of, and the ability of the Collateral Agent, for the ratable benefit of the Secured Parties, to enforce its security interest in the Collateral, Pledgor agrees, in each case, at Pledgor’s own expense, to take the following actions with respect to the following Collateral:

3.01 Investment Property.

(a) If any Collateral, now or hereafter acquired, is or shall be certificated securities, Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by stock powers or other such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b) If any Collateral, now or hereafter acquired, is or shall be uncertificated securities and the same are issued to Pledgor or its nominee directly by the issuer thereof, Pledgor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of Pledgor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

Pledge Agreement

(c) If any securities, whether certificated or uncertificated, financial assets or other investment property, which is Collateral under this Agreement, now or hereafter acquired by Pledgor, are held by Pledgor, or its nominee, through a securities intermediary, Pledgor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such securities intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, without further consent of Pledgor or such nominee, or (ii) arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property.

(d) The Collateral Agent agrees with Pledgor that the Collateral Agent shall not give any such entitlement orders, instructions or directions to any such issuer or securities intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Credit Agreement, would occur.

3.02 Other Actions as to Collateral. Pledgor further agrees to take any other action reasonably requested by the Collateral Agent to insure the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce the Collateral Agent’s security interest in, any and all of the Collateral including, without limitation, (a) delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, (b) complying with any provision of any statute, regulation or treaty of the United States, or any other jurisdiction, as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in such Collateral, (c) obtaining required governmental and other third party consents and approvals, including without limitation any consent of any licensor, franchiser, lessor or other person with an interest in, or obligated on, any Collateral, including but not limited to agencies of the United States Government and any state or local agencies, (d) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction, and (e) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make copies and abstracts from the books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, all in such manner as the Collateral Agent may require.

Pledge Agreement

ARTICLE 4. Authorization to File Financing Statements. Pledgor hereby irrevocably authorizes the Collateral Agent at any time, and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statements and amendments relating thereto that (a) indicate the Collateral regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency, or filing office acceptance, of any financing statement or amendment, including whether Pledgor is an organization, the type of organization, the state or other jurisdiction of Pledgor’s organization and any organizational identification number issued to Pledgor. Pledgor hereby ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any financing statements or amendments thereto if filed prior to the date hereof. Without the prior written consent of the Collateral Agent, Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, amendment or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Collateral Agent.

ARTICLE 5. Pledgor’s Rights and Obligations Regarding Collateral. With respect to Collateral consisting of (a) securities accounts, (b) certificated or uncertificated securities, (c) joint venture, limited liability company or partnership interests, or (d) other investment property wherein voting rights and/or the right to receive dividends or distributions are granted, so long as no Event of Default under the Loan Documents shall have occurred and be continuing, (i) Pledgor shall have the right to exercise all of its voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of the Loan Documents; (ii) Pledgor shall be entitled to receive, spend and otherwise utilize all cash dividends and other cash distributions with respect to the Collateral; provided, however, that Pledgor agrees that it will not vote the Collateral in any manner that is detrimental to the Secured Parties’ or the Collateral Agent’s interest or inconsistent with the terms of the Loan Documents; (iii) the Collateral Agent shall execute and deliver to Pledgor or cause to be executed and delivered to Pledgor all such proxies, powers of attorney, dividend checks (duly endorsed to Pledgor), and other orders, and all such instruments, without recourse, as Pledgor may reasonably request for the purpose of enabling it to exercise its rights and powers which it is entitled to exercise pursuant to this Article 5; and (iv) Pledgor shall not take any action that would result in the dilution of the interest represented by the Collateral.

Pledge Agreement

ARTICLE 6. Pledgor’s Representations and Warranties. Pledgor represents and warrants to the Collateral Agent and the Secured Parties the following.

6.01 Representations and Warranties Concerning Collateral. (a) Pledgor is the sole owner of the Collateral, with the full right and power to convey the security interest herein to the Collateral Agent free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement, other liens in favor of the Collateral Agent and as permitted by the Loan Documents; (b) the Collateral is not subject to any contractual restrictions or restrictions under the organizational documents of the issuer as to transfer, except those specifically disclosed in writing to the Collateral Agent or such as may be imposed by applicable law affecting transfers generally; (c) no right or option to acquire the Collateral, or any interest therein, exists in favor of any other person except for the rights created in the Collateral Agent under this Agreement; and (d) the Collateral is duly authorized, validly existing, fully paid and non-assessable.

6.02 Pledgor’s Legal Status. Pledgor is duly organized and existing under the laws of the jurisdiction of its organization and has the requisite power to enter into this Agreement and carry out the terms hereof. The signature page hereof accurately sets forth: (a) Pledgor’s exact legal name, (b) Pledgor’s type of organization and jurisdiction of organization, (c) Pledgor’s organizational identification number or an accurate statement that Pledgor has none, and (d) Pledgor’s place of business or, if more than one, its chief executive office as well as Pledgor’s mailing address if different.

ARTICLE 7. Covenants. So long as the Secured Obligations are outstanding, Pledgor covenants with the Collateral Agent and the Secured Parties as follows:

7.01 Covenants Concerning Collateral. (a) Except for the security interest herein granted in favor of the Collateral Agent, Pledgor shall at all times be the owner of the Collateral free from any lien, security interest or other encumbrance and shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent; (b) Pledgor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Collateral Agent except as permitted in the Loan Documents; and (c) Pledgor will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.

7.02 Expenses Incurred by the Collateral Agent. Pledgor agrees to pay to the Collateral Agent all reasonable expenses (including reasonable expenses for legal services of every kind) for, or incident to, (a) the protection of the Collateral, (b) the enforcement of any of the provisions of this Agreement, (c) performance by the Collateral Agent of any obligations of Pledgor with respect to the Collateral which Pledgor has failed or refused to perform, (d) any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement with respect to

Pledge Agreement

any of the Collateral, (e) the inspection of any Collateral, (f) the care of the Collateral, and (g) defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Collateral Agent secured under Section 2 hereof.

7.03 Payment of Taxes. Pledgor agrees to pay before delinquency any tax or other governmental charge which is or can become, through assessment, distraint or otherwise a lien on the Collateral and to pay any tax, filing fee or other governmental charge which may be levied on the transactions hereunder, provided that nothing herein shall require Pledgor to pay any such tax or other governmental charge with respect to which Pledgor is prosecuting an appeal in good faith, or other proceedings that shall have been fully bonded or otherwise effectively stayed; provided further that, without any obligation to do so, in its discretion, after occurrence of an Event of Default, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral. Pledgor agrees to reimburse the Collateral Agent within five (5) business days after receipt of the Collateral Agent’s written demand for any and all expenditures so made. If Pledgor does not repay the Collateral Agent within said time period then any amounts so paid by the Collateral Agent shall become part of the Secured Obligations hereunder. The making of any such payment by the Collateral Agent shall not relieve Pledgor of any default.

7.04 Further Assurances. Pledgor agrees that, from time to time upon the written request of the Collateral Agent, Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to fully effect the purposes of this Agreement.

7.05 Pledgor’s Organization. (a) Pledgor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, without providing prior written notice to the Collateral Agent at least thirty (30) days prior to the effective date of any change, (b) if Pledgor does not have an organizational identification number and later obtains one, Pledgor will promptly notify the Collateral Agent of such organizational identification number and (c) Pledgor will not change its type of organization, jurisdiction of organization or legal structure without the prior written consent of the Collateral Agent.

7.06 Sale or Transfer of Collateral. Except as expressly permitted under this Agreement, Pledgor will not, directly or indirectly, without prior written consent of the Collateral Agent, transfer or sell any Collateral, or enter into any agreement which may result in the transfer or sale of any Collateral or any interest therein.

Pledge Agreement

ARTICLE 8. Default and Remedies.

8.01 Events of Default, etc. If an Event of Default under the Loan Documents occurs and is continuing, then:

(a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (and to the extent permitted by applicable law, whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted);

(b) The Collateral Agent in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(c) The Collateral Agent may, upon ten (10) business days prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of sale (except such notice as is required above, or as is required by applicable statute and cannot be waived) and the Collateral Agent or anyone else may be the purchaser or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of Pledgor, any such demand, notice or right or equity being hereby expressly waived and released. The proceeds of each collection, sale or other disposition under this Section 8.01 shall be applied in accordance with Section 8.04.

8.02 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization, including but not limited to court costs, and the payment in full of the Secured Obligations, Pledgor shall remain liable for any and all deficiency for which Pledgor is obligated under the Loan Documents.

8.03 Private Sale. Neither the Collateral Agent nor any Secured Party shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner in accordance with applicable law. Pledgor hereby waives to the fullest extent permitted by applicable law any claims against the Collateral Agent and the Secured

Pledge Agreement

Parties arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, unless the related sale was not conducted in a commercially reasonable manner in accordance with applicable law.

8.04 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral, and any other cash at the time held by the Collateral Agent under this Article 8, shall be applied by the Collateral Agent:

First, to the payment of all costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or as Administrative Agent under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

Second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

Third, to Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

As used in this Article 8, “proceeds” of Collateral shall mean cash, securities and other property realized with respect to, exchanged for, and distributions in kind of, Collateral, including any thereof received under any merger, reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.

8.05 Securities and Deposits. The Collateral Agent may, at any time following and during the continuance of an Event of Default under the Loan Documents, after expiration of any applicable grace period, at its option, (a) transfer to itself or any nominee any securities constituting Collateral, receive any proceeds thereof and hold such proceeds as additional Collateral or apply it to the Secured Obligations; (b) demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral; and (c) regardless of the adequacy of Collateral or any other security for the Secured Obligations, take any deposits or other sums at any time credited by or due from the Collateral Agent to Pledgor and at any time apply or set off said deposits or other sums due against any of the Secured Obligations.

Pledge Agreement

8.06 Notification to Persons Obligated on Collateral. If an Event of Default under the Loan Documents shall have occurred and be continuing, Pledgor shall, at the request of the Collateral Agent, notify persons obligated on any of the Collateral, of the security interest of the Collateral Agent in the Collateral and that payment thereof is to be made directly to the Collateral Agent or its designee, as the Collateral Agent’s agent therefor, and the Collateral Agent may itself, without notice to or demand upon Pledgor, so notify persons obligated on any of the Collateral. After the making of such a request or the giving of any such notification, Pledgor shall hold any proceeds of the Collateral received by Pledgor as trustee for the Collateral Agent without commingling the same with other funds of Pledgor and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of Collateral received by the Collateral Agent to the Secured Obligations in accordance with Section 8.04.

8.07 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, Pledgor acknowledges and agrees to the fullest extent permitted by applicable law that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Collateral Agent, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional consultants or auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Pledgor acknowledges that the purpose of this Section 8.07 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would

Pledge Agreement

not be commercially unreasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.07. Without limitation upon the foregoing, nothing contained in this Section 8.07 shall be construed to grant any rights to Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.07.

8.08 Remedies Cumulative. All rights and remedies of the Collateral Agent with respect to the Secured Obligations or the Collateral, whether evidenced by the Loan Documents or by any other instrument or papers, are cumulative, are not exclusive of any other remedies provided by law, and may be exercised singularly, alternatively, successively or concurrently at such time or times as the Collateral Agent deems expedient.

ARTICLE 9. Power of Attorney

9.01 Grant of Power of Attorney. Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in the Collateral Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and Pledgor hereby gives said attorneys the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do the following:

(a) Upon the occurrence and during the continuance of an Event of Default under the Loan Documents generally to take possession of, sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the applicable Uniform Commercial Code and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do at Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do, including, without limitation, (i) upon written notice to Pledgor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

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(b) To the extent that Pledgor’s authorization given in Article 4 is not sufficient, to file such financing statements with respect hereto, as the Collateral Agent may deem appropriate, to file such financing statements and amendments.

9.02 Ratification of Acts. To the extent permitted by law, Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

9.03 No Duty Imposed on the Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act, except for the Collateral Agent’s own gross negligence or willful misconduct.

ARTICLE 10. Suretyship Waivers. Pledgor waives, to the fullest extent permitted by applicable law, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description with respect to both the Secured Obligations and the Collateral. Pledgor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof to the fullest extent permitted by applicable law, all in such manner and at such time or times as the Collateral Agent may deem advisable.

ARTICLE 11. Miscellaneous.

11.01 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.02 Termination. When all Secured Obligations shall have been paid in full and the Credit Agreement shall have terminated, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of Pledgor.

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11.03 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH OF PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH OF PLEDGOR AND THE COLLATERAL AGENT HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF PLEDGOR AND THE COLLATERAL AGENT HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT;

(C) EACH OF PLEDGOR AND THE COLLATERAL AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND

(D) EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES

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THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.04 Notices. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the “Address for Notices” specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. All such communications shall be deemed to have been duly given (i) when personally delivered including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by telecopy, upon transmission thereof, provided the original of such transmission is promptly confirmed by either of the methods set forth in clauses (i) or (ii) above, in each case given or addressed as provided for herein. The Address for Notices of each of the respective parties is as follows:

The Collateral Agent:

Rural Telephone Finance Cooperative
Woodland Park
2201 Cooperative Way
Herndon, Virginia 20171-3025
Attention: Administrative Agency Services
Fax: 703-709-6780

Pledgor:

The address set forth on
the signature page hereof.

11.05 Headings. The headings and sub-headings contained in this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

11.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Pledgor, the Collateral Agent, the Lenders and each subsequent holder of the Secured Obligations; provided, however, that Pledgor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent.

Pledge Agreement

11.07 Counterparts. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Pledge and Security Agreement to be duly executed as of the day and year first above written.

PLEDGOR:

IOWA TELECOMMUNICATIONS
SERVICES, INC.
(SEAL)
By:

Name:

Title:
Attest:
Secretary	Address for Notices:
115 S. 2nd Avenue West
Newton, Iowa 50208
Attn:
Fax No.:

Pledgor is a corporation.

Pledgor is organized under the laws of the State of Iowa.

Pledgor’s organizational identification number is 224703.

The address of Pledgor’s place of business is 115 South 2nd Avenue West, Newton, Iowa 50208.

Pledgor’s mailing address is same as above.

Pledge Agreement

COLLATERAL AGENT:

RURAL TELEPHONE FINANCE
COOPERATIVE
(SEAL)
By:
Assistant Secretary-Treasurer
Attest:
Assistant Secretary-Treasurer

Pledge Agreement

SCHEDULE A TO AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

“Collateral”, as defined and described in Section 2 of the Amended and Restated Pledge and Security Agreement, shall be:

(a)	Pledged Investment Property (“Investment Property”), consisting of :

(i)	1,000 shares of the common, voting stock of IOWA TELECOM COMMUNICATIONS, INC. (“Issuer”) representing a 100% voting ownership of the Issuer, evidenced by Certificate No. 001.

(ii)	Uncertificated Securities described as follows:

(x)	All of Pledgor’s membership interest in IOWA TELECOM TECHNOLOGIES, LLC, representing a 100% ownership interest.

(y)	All of Pledgor’s membership interest in IOWA TELECOM DATA SERVICES, L.C., representing a 100% ownership interest.

(b)	Together with, all additional Investment Property acquired by Pledgor at any time, and the certificates, if any, representing such additional Investment Property, including, without limitation, all (a) shares, securities, moneys or property representing a dividend on any of the Investment Property, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, spin-off, split-up, revision, consolidation, merger, sale of assets, combination of shares, conversion of shares, reclassification or other like change of the Investment Property or otherwise received in exchange therefor and any warrants, rights or options issued to the holders or otherwise in respect of the Investment Property, (b) all proceeds of the Investment Property including, but not limited to cash and non-cash proceeds thereof to the extent related thereto, and (c) all books, correspondence, credit files, records, invoices and other papers relating to the Investment Property.

(c)	In the event of any consolidation or merger in which the issuer of any Investment Property is not the surviving entity, all shares of each class of the voting equity stock or equity ownership interest in the successor entity formed by, or resulting from, such consolidation or merger.

Intercompany Subordination Agreement